Exhibit 23.2

[Letterhead of Deloitte & Touche LLP]
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
FEI Company:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 19, 2010 relating to the 2009 and 2008 financial statements of FEI Company and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010.
September 22, 2011
/s/ Deloitte & Touche LLP